Tidal Trust IV 485BPOS

Exhibit 99(d)(iv)(i)

FIRST AMENDMENT TO THE

TIDAL TRUST IV

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

This First Amendment to the Investment Advisory Agreement (the “Amendment”) is made as of July 13, 2026, by and between TIDAL TRUST IV (the “Trust”) and TIDAL INVESTMENTS LLC (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser have entered into an Investment Advisory Agreement dated as of June 8, 2026, as amended to date (the “Agreement”) pursuant to which the Adviser is engaged by the Trust to serve as the investment adviser to each Fund identified on the then-current Schedule A to the Agreement.

B.	The Trust and the Adviser desire to amend and restate Schedule A to the Agreement. In particular, the parties desire to amend and restate Schedule A to:

Add the following Funds:

VegaShares AI Inference ETF

VegaShares AI Metals, Miners & Materials ETF

VegaShares Junior AI ETF

VegaShares AI Storage ETF

VegaShares Trillions ETF

VegaShares AI Thermal, Cooling & Power Management ETF

VegaShares AI Networking ETF

VegaShares AI Rack Hardware ETF

VegaShares AI Fab Equipment ETF

VegaShares AI Compute ETF

VegaShares AI Inference Infrastructure ETF

VegaShares AI On-Devices ETF

VegaShares Cross Asset Premium Income ETF

VegaShares Short Volatility Premium Income ETF

VegaShares Triple Source Income ETF

VegaShares AI Energy ETF

VegaShares Multilayer Ceramic Capacitors ETF

VegaShares Printed Circuit Boards ETF

VegaShares AI Testing Equipment ETF

VegaShares Edge AI ETF

VegaShares Silicon Silicates ETF

VegaShares SiliconWafers ETF

C.	Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties.

D.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties herein above set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL TRUST IV		TIDAL INVESTMENTS, LLC
on behalf of its series listed on Amended Schedule A

By:	/s/Eric Falkeis	By:	/s/Jay Pestrichelli
Name:	Eric Falkeis	Name:	Jay Pestrichelli
Title:	President and Principal Executive Officer	Title:	Chief Trading Officer
Date:	7/23/2026	Date:	7/23/2026

Amended AND RESTATED

Schedule A

to the

TIDAL TRUST IV

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

Fund Name	Advisory Fee
VegaShares Synthetic Mind ETF	0.75%
VegaShares SpaceX & Beyond Earth ETF	0.75%
VegaShares Creatorverse ETF	0.75%
VegaShares AI Inference ETF	0.89%
VegaShares AI Metals, Miners & Materials ETF	0.75%
VegaShares Junior AI ETF	0.75%
VegaShares AI Storage ETF	0.75%
VegaShares Trillions ETF	0.49%
VegaShares AI Thermal, Cooling & Power Management ETF	0.75%
VegaShares AI Networking ETF	0.75%
VegaShares AI Rack Hardware ETF	0.75%
VegaShares AI Fab Equipment ETF	0.75%
VegaShares AI Compute ETF	0.75%
VegaShares AI Inference Infrastructure ETF	0.89%
VegaShares AI On-Devices ETF	0.89%
VegaShares Cross Asset Premium Income ETF	0.75%
VegaShares Short Volatility Premium Income ETF	0.65%
VegaShares Triple Source Income ETF	0.75%
VegaShares AI Energy ETF	0.75%
VegaShares Multilayer Ceramic Capacitors ETF	0.75%
VegaShares Printed Circuit Boards ETF	0.75%
VegaShares AI Testing Equipment ETF	0.75%
VegaShares Edge AI ETF	0.75%
VegaShares Silicon Silicates ETF	0.75%
VegaShares SiliconWafers ETF	0.75%

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